UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2016

Valero Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Notes Offering

On December 9, 2016, Valero Energy Partners LP (the “Partnership”) completed the public offering of $500,000,000 aggregate principal amount of its 4.375% Senior Notes due 2026 (the “Notes”). The Notes were issued pursuant to an Indenture (the “Indenture”) dated November 30, 2016 by and between the Partnership and U.S. Bank National Association, as trustee.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (Registration No. 333-208052), as amended, of the Partnership, and was made pursuant to the prospectus dated November 30, 2016, as supplemented by the prospectus supplement dated December 2, 2016 (collectively, the “Prospectus”).

Subordination Agreement

On December 9, 2016, the Partnership and Valero Energy Corporation (“VLO”) entered into a Subordination Agreement (the “Subordination Agreement”) pursuant to which the Partnership’s obligations under the Amended and Restated Subordinated Credit Agreements, each dated as of November 12, 2015, by and between the Partnership and VLO were subordinated to the Partnership’s obligations created pursuant to the Indenture.

The descriptions of the Notes and the Indenture are set forth in the Prospectus, and are incorporated herein by reference. The Indenture, the terms of Notes, the form of Notes and the Subordination Agreement have been filed or incorporated by reference as Exhibits 4.1, 4.2, 4.3 and 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture dated November 30, 2016 by and between the Partnership and U.S. Bank National Association, as trustee - incorporated by reference to Exhibit 4.1 to the Partnership’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-208052) filed November 30, 2016.

4.2	Terms of the 4.375% Senior Notes due 2026.

4.3	Form of Notes (included in Exhibit 4.2 above).

10.1	Subordination Agreement dated December 9, 2016 by and between the Partnership and VLO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC,
its general partner

By:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Vice President and Secretary

Date: December 9, 2016

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